CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-279578 on Form S-6 of our report dated July 26, 2024, relating to the financial statement of FT 11542, comprising Vest Large Cap Buffered 10 Portfolio, Series 66, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 26, 2024